WALL STREET MARKETING GROUP INC.
                    PUBLIC RELATIONS & CONSULTING AGREEMENT



This AGREEMENT made this 27th of December, 1999 and between GO CALL INC.. (hereinafter "Client") and WALL STREET MARKETING GROUP INC. (hereinafter "Consultant").



WITNESSETH


In consideration of the mutual promises hereinafter made by each to the other, Client and Consultant agree as follows:

1. CONTRACT SERVICES

Client hereby retains Consultant to represent, advise, counsel, and assist Client in public relations, public appearances and the marketing of client's company. Client additionally hereby retains Consultant to disseminate information from Client to licensed members of the securities industry. Services performed by Consultant do not relate to NASD activities or financing.


2. COMPENSATION FOR SERVICES

Client agrees to pay Consultant one hundred thousand restricted (1 year) shares and grant Consultant options on GOCA non-restricted stock to be exercised by January 1, 2001:

               1) 100,000 shares priced at $.75 per share;
               2) 100,000 shares priced at $1.00 per share;
               3) 100,000 shares priced at $4.00 per share;


3. PAYMENT OF CONSULTANT'S FEE

Consultant shall receive the restricted shares upon engagement.


4. DISCLAIMER OF LIABILITY

Consultant makes no guarantees to any results including but not limited to trading activity, volume, or stock price with respect to the timing, place, manner or fashion in which public relations and consulting services are to be conducted.

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5. NOTICES

All notices hereunder shall be effective if sent by certified mail, postage prepaid to the following addresses.

If to the Consultant:              WALL STREET MARKETING GROUP INC.
                                   2375 F. Tropicana Suite 757
                                   Las Vegas, NV 89119

If to Client:                      Go Call Inc.
                                   15 Queen St. E
                                   Cambridge, Ont. N3C-2A7

6. ENTIRE AGREEMENT

This Agreement, sets forth the entire agreement between the parties hereto and cannot be amended, modified or changed orally.


7. FILING

This contract is signed in duplicate. Consultant agrees to deliver one (1) copy to the Client within five (5) days of its execution; and retain one (1) copy for their files.


8. TERM

The term of this Agreement is for six months and shall begin on the date hereof and shall continue until June 27th, 2000.

9. LAW

This agreement is governed and construed under the laws of the state of Nevada and any action brought by either party to enforce or interpret this agreement shall be brought in an appropriate court in the state of Nevada.


IN WITNESS WHEREOF, the parties hereto have hereunder signed their names as hereinafter set forth.


By: /s/ Mark Taggatz                         By: /s/ Michael Ruge
   ------------------------------               ----------------------------
    Mark Taggatz/ President                     Michael Ruge/CEO
    Wall Street Marketing Group Inc.            Go Call Inc.

    12/27/99                                     Dec 29/99
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   (Date)                                       (Date)